WARRANT TO PURCHASE COMMON STOCK

OF LOGICAL CHOICE CORPORATION

Date: November 7, 2014

This certifies that LACKAMOOLA, LLC., a Delaware limited liability company (“Lackamoola”), or registered assigns, is the registered holder of the Warrant (this “Warrant”) represented by this Warrant Certificate (this “Warrant Certificate”), which entitles Lackamoola or any subsequent holder of this Warrant (each a “Holder”), subject to the provisions contained herein, to purchase from LOGICAL CHOICE CORPORATION, a Nevada corporation (the “Company”), such number of shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), as set forth in Section 2.1 herein, subject to adjustment upon the occurrence of certain events specified herein, at the Exercise Price of fifty (50%) percent of the IPO Price or APO Trading Price (as defined), subject to adjustment upon the occurrence of certain events specified herein.

This Warrant is subject to the following terms and conditions:

1. DEFINITIONS.

As used in this Warrant, the following terms shall have the following meanings:

Alternative Public Company: means any publicly traded corporation listed on a Recognized Securities Exchange that is a party to an APO transaction with the Company.

APO: means a reverse merger or alternative public offering, in which either (a) the Company shall be merged with a newly formed subsidiary of a Public Company, with the Company as the surviving corporation of such merger, pursuant to which the holders of Company Common Stock and other Company securities shall receive a majority of the Common Stock and securities of the Alternative Public Company, or (b) shares of Company Common Stock and other outstanding Company securities shall be exchanged for securities of the Alternative Public Company.

APO Trading Price: the volume weighted average price per share of shares of Company Common Stock, as traded on any Recognized Securities Exchange for the twenty (20) consecutive Trading Days immediately following an APO.

Board: the board of directors of the Company.

Business Day: any day that is not a day on which banking institutions are authorized or required to be closed in the jurisdiction in which the principal office of the Company is located.

Cashless Exercise: the meaning set forth in Clause (1) of Section 2.4.

Closing: the closing of the transactions contemplated by the Registration Statement.

Common Stock: the voting Common Stock, par value $0.0001 per share, of the Company or the Alternative Public Company, as applicable.

Company: Logical Choice Corporation, a Nevada corporation.

Company Formation Documents: the Amended and Restated Articles of Incorporation of the Company, dated September 24, 2014, as filed with the Secretary of State of the State of Nevada, as the same may be amended from time to time..

Effective Date: the date that the Registration Statement shall be declared effective by the SEC.

Effective Issuance Price: the meaning set forth in Section 4.6.

Excess Tender Amount: the meaning set forth in Section 4.3.

Exchange Act: the Securities Exchange Act of 1934, as amended.

ex-date: when used with respect to any issuance or distribution, means the first Business Day after the record date, provided that if the Common Stock is then traded on a Recognized Securities Exchange (for the avoidance of doubt, for purposes of this Warrant and any related agreements, including Nasdaq) it shall mean the first date on which the Common Stock trade regular way on the relevant exchange or in the relevant market from which the Fair Market Value was obtained without the right to receive such issuance or distribution.

Exercise Date: the meaning set forth in Section 2.2.

Exercise Price: the meaning set forth in Section 2.1.

Expiration Date: the meaning set forth in Section 2.3.

Fair Market Value:

(i) In the case of Common Stock means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction for one share of such Common Stock, as determined by the Board in good faith, provided that if the Common Stock is then traded on a Recognized Securities Exchange, it shall mean the closing sale price of such security (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions on the BSX or other Recognized Securities Exchange on which the Common Stock is then traded.

(ii) In the case of cash, the amount thereof.

(iii) In the case of other property, the amount which a willing buyer would pay a willing seller in an arm’s-length transaction for such property, as determined by the Board in good faith.

Fully Diluted Basis: on the Effective Date of the Registration Statement or consummation of the APO, the aggregate number of shares of Common Stock that would be outstanding after giving effect to the conversion, exchange or exercise of this Warrant and all other outstanding securities of the Company or the Alternative Public Company that are convertible or exchangeable into Common Stock, and the exercise of all outstanding Rights to Purchase Common Stock, in each case, whether or not presently convertible, exchangeable or exercisable.

Holder: from time to time, the holder(s) of this Warrant.

IPO: the initial public offering of Common Stock of the Company pursuant to a Registration Statement and prospectus declared effective by the SEC.

IPO Price: the initial price per share set forth in the prospectus included in the Registration Statement under which Common Stock of the Company is offered to the public in connection with the IPO.

Nasdaq: the Nasdaq Stock Exchange.

Person: any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Premium Per Pro Forma Share: the meaning set forth in Section 4.3.

Qualifying Employee Stock: the meaning set forth in Section 4.5.

Recognized Securities Exchange. any one of the Nasdaq, the New York Stock Exchange, the NYSE:Amex, the OTC Markets, or any other United States or any foreign stock exchange that constitutes the principal securities exchange on which the Common Stock is then traded.

Registration Statement: a registration statement on Form S-1 (or other applicable form for registering securities under the Securities Act) as filed by the Company with the SEC in connection with the IPO.

Registrable Securities: means this Warrant and the Common Stock issuable under this Warrant. Registrable Securities shall continue to be Registrable Securities (whether they continue to be held by Lackamoola or they are sold to other Persons) until (i) they are sold outside of the United States in accordance with the rules and regulations of the BSX, (ii) pursuant to an effective registration statement under the Securities Act or (iii) they shall have otherwise been transferred (including pursuant to Rule 144 under the Securities Act) and new securities not subject to transfer restrictions under any federal securities laws and not bearing any legend restricting further transfer shall have been delivered by the Company, all applicable holding periods shall have expired, and no other applicable and legally binding restriction on transfer by the holder thereof shall exist.

Reorganization Event: the meaning set forth in Section 4.4.

Rights to Purchase Securities: means options, warrants and rights issued by the Company or the Alternative Public Company (whether presently exercisable or not) to purchase Common Stock that are convertible or exchangeable (whether presently convertible or exchangeable or not) into or exercisable (whether presently exercisable or not) for Voting Securities but, for the avoidance of doubt, not including a shareholders rights plan.

sale: the meaning set forth in Section 2.5.

Securities Act: the Securities Act of 1933, as amended.

Underlying Common Stock: the Common Stock issuable or issued upon the exercise of this Warrant.

Voting Securities: means the Common Stock and any other securities of the Company or the Alternative Public Company having power generally to vote in the election of members of the Board.

2. EXERCISE PRICE; EXERCISE OF WARRANT AND EXPIRATION OF WARRANT.

2.1. Exercise Price. Subject to the terms of this Warrant, including all of the adjustment provisions hereof, the Holder hereof shall be entitled upon exercise of this Warrant to purchase an aggregate of ONE HUNDRED AND FIFTY THOUSAND (150,000) shares of Underlying Common Stock upon exercise the Warrant made on or prior to the date of exercise hereof, at an exercise price (the “Exercise Price”) equal to fifty (50%) percent of either:

(1) the IPO Price; or

(2) the APO Trading Price

as applicable..

2.2. Exercise of Warrant. This Warrant shall be exercisable in whole or in part from time to time on any Business Day (each, an “Exercise Date”) beginning on the date hereof and ending on the Expiration Date, in the manner provided for herein, provided that the Holder shall provide notice to the Company of such Exercise Date at least 10 days prior to such Exercise Date, which notice requirement may be waived by the Company in its sole discretion.

2.3. Expiration of Warrants. This Warrant shall expire and the rights of the Holder of this Warrant to purchase Underlying Common Stock shall terminate at the close of business on December 31, 2019 (the “Expiration Date”).

2.4. Method of Exercise; Payment of Exercise Price. In order to exercise this Warrant, the Holder hereof must surrender this Warrant to the Company, with the form on the reverse of or attached to this Warrant duly executed. With respect to payment of the Exercise Price, the Holder shall have two options:

(1) having the Company withhold, from the total number of Common Stock that would otherwise be delivered to the Holder upon such exercise, that lower number of Common Stock issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the last Business Day prior to such exercise equal to a purchase price for such Common Stock that would otherwise be payable by Holder upon such exercise based upon the Exercise Price then in effect (a “Cashless Exercise”), or

(2) payment in full of the Exercise Price then in effect for the shares of Underlying Common Stock as to which this Warrant is submitted for exercise.

To the Extent that the Holder shall elect to exercise this Warrant through a Cashless Exercise, the Holder shall be entitled to receive a certificate for the number of Common Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	the closing price of the Class B Common Stock on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B)	=	the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	=	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Any such payment of the Exercise Price pursuant to clause (2) above shall be payable in cash or other same-day funds. Upon the surrender of this Warrant following one or more partial exercises, unless this Warrant has expired, a new Warrant of the same tenor representing the number of shares of Underlying Common Stock, if any, with respect to which this Warrant shall not then have been exercised, shall promptly be issued and delivered to the Holder.

Upon surrender of this Warrant in conformity with the foregoing provisions, the Company shall instruct its transfer agent to transfer to the Holder of such Warrant appropriate evidence of ownership of any shares of Underlying Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 4.7. Upon payment of the Exercise Price therefor, a Holder shall be deemed to own and have all of the rights associated with any Underlying Common Stock or other securities or property (including money) to which it is entitled pursuant to this Warrant upon the surrender of this Warrant in accordance herewith. If the Holder shall direct that such securities be registered in a name other than that of the Holder, such direction shall be tendered in conjunction with a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Company.

Notwithstanding the foregoing or anything else to the contrary contained herein, in lieu of (and in full satisfaction of the Company’s obligation with respect to) the issuance of shares of Underlying Common Stock contemplated by this Section 2.4, and in lieu of (and in full satisfaction of the Holder’s obligation with respect to) the payment of the Exercise Price as contemplated by this Section 2.4, if the Holder so indicates on the duly executed form on the reverse of or attached to this Warrant when exercising this Warrant, the Company shall deliver to the Holder an amount in cash equal to the excess of the aggregate Fair Market Value of such shares of Underlying Common Stock as of the last Business Day prior to such exercise minus the aggregate Exercise Price that would otherwise be payable under this Section 2.4.

2.5. Compliance with the Securities Laws.

(a) This Warrant may not be exercised (and the Company shall be under no obligation to process any exercise), and no Underlying Common Stock may be sold, transferred pledged,, hypothecated, or otherwise disposed of (any such sale, transfer or other disposition, a “Transfer”), except in compliance with this Section 2.5.

(b) A Holder may exercise this Warrant if it or he is either a “Qualified Investor” within the meaning of Regulation 1.7 of Section I of the Listing Regulations of BSX, or an “accredited investor” or a “qualified institutional buyer,” as defined in Regulation D and Rule 144A under the Securities Act, respectively. The Holder may Transfer this Warrant or any and all of his or its Underlying Common Stock to either (i) a transferee that is a non-U.S. resident and (if required by the rules of the BSX) is a Qualified Investor, (ii) a transferee that is an “accredited investor” or a “qualified institutional buyer,” as such terms are defined in Regulation D and Rule 144A under the Securities Act, respectively, or (iii) any transferee if the Underlying Common Stock have been registered for resale under the Securities Act.

(c) In addition to the foregoing, a Holder may exercise this Warrant and may Transfer this Warrant or his or its Underlying Common Stock Securities in accordance with Regulation S under the Securities Act or in any transaction that is registered under the Securities Act.

3. REGISTRATION RIGHTS.

3.1. Registration. If at any time the Company registers or intends to register under the Securities Act, any Common Stock, Rights to Purchase Securities or any other securities convertible, exchangeable or exercisable for Common Stock or other Voting Securities on a registration statement under the Securities Act, or grants any demand or piggyback registration rights to any other holder of Common Stock, Rights to Purchase Securities or any other securities convertible, exchangeable or exercisable for Common Stock or shares of Voting Securities, the Company shall offer to the Holder of this Warrant to register the Registrable Securities of such Holder on no less favorable terms and conditions and/or enter into an agreement on customary terms and conditions with the Holder of this Warrant granting to such Holder pari passu registration rights with respect to the Registrable Securities of such Holder, as applicable.

4. ADJUSTMENTS.

4.1. Adjustments upon Certain Transactions.

(a) The Exercise Price and the number of Common Stock issuable upon exercise of this Warrant shall be adjusted in the event the Company (i) pays a dividend or makes any other distribution with respect to any of its Common Stock solely in Common Stock or Common Stock, (ii) subdivides its outstanding Common Stock or Common Stock, or (iii) combines its outstanding Common Stock or Common Stock into a smaller number of shares. In such event, the number of Common Stock issuable upon exercise of this Warrant immediately prior to the record date of such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder of this Warrant shall thereafter be entitled to receive the number of Common Stock that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect hereto.

In addition, upon an adjustment pursuant to this Section 4.1, the Exercise Price for each share of Common Stock payable upon exercise of this Warrant shall be adjusted (without rounding) so that it shall equal the product of the Exercise Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the number of Common Stock issuable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Common Stock so issuable immediately thereafter. Such adjustment shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b) For avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:

Ub = shares underlying this Warrant before the adjustment

Ua = shares underlying this Warrant after the adjustment

Pb = exercise price per share before the adjustment

Pa = exercise price per share after the adjustment

Ob = shares outstanding before the transaction in question

Oa = shares outstanding after the transaction in question

Ua = Ub x Oa / Ob

Pa = Pb x Ob / Oa

4.2. Dividends and Distributions.

(a) If the Company shall fix a record date for the payment of a dividend or the making of a distribution with respect to any of its Common Stock, including Common Stock and/or Common Stock (other than one covered by Section 4.1), then the Exercise Price to be in effect after the record date for such dividend or distribution shall be determined (without rounding) by multiplying (x) the Exercise Price in effect immediately prior to such record date by (y) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock as of the last Business Day (or, if the Common Stock is then traded on a Recognized Securities Exchange, the last trading day) before the ex-date less the Fair Market Value of the cash, securities (excluding Common Stock that is the same class of securities for which this Warrant would be exercisable immediately after such distribution or dividend taking into account the adjustments pursuant to this Article 4) or other property paid per share in such dividend or distribution, and the denominator of which shall be the Fair Market Value per share of Common Stock as of the last Business Day (or, if the Common Stock is then traded on a Recognized Securities Exchange, the last trading day) before the ex-date. Upon any adjustment of the Exercise Price pursuant to Section 4.2(a)(2), the total number of Common Stock purchaseable upon the exercise of this Warrant shall be such number of shares (calculated to the nearest thousandth) purchaseable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

(b) For avoidance of doubt, the adjustment contemplated by Section 4.2(a)(2) can be expressed by formula as follows:

Ub = shares underlying this Warrant before the adjustment

Ua = shares underlying this Warrant after the adjustment

Pb = exercise price per share before the adjustment

Pa = exercise price per share after the adjustment

M = Fair Market Value per share of Common Stock as of the last Business Day (or, if applicable, trading day) before ex-date

D = Fair Market Value of the dividend or distribution made per share of Common Stock

Ua = Ub x M / (M – D) Pa = Pb x (M – D) / M

4.3. Tender Offers. If a publicly-announced tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and tendering holders of Common Stock is paid aggregate consideration having a Fair Market Value when paid which exceeds the aggregate Fair Market Value of the Common Stock acquired in such tender offer as of the last Business Day, or, if applicable, trading day before the date on which such tender offer is first publicly announced (such excess, the “Excess Tender Amount”), then the Exercise Price to be in effect after the tender offer expires shall be determined (without rounding) by multiplying (x) the Exercise Price in effect immediately prior to such adjustment by (y) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock as of the last trading day before the date on which such tender offer is first publicly announced less the Premium Per Pro Forma Share, and the denominator of which shall be the Fair Market Value per share of Common Stock as of the last Business Day, or, if applicable, trading day before the date on which such tender offer is first publicly announced. As used herein, “Premium Per Pro Forma Share” means (x) the Excess Tender Amount divided by (y) the number of Common Stock outstanding at expiration of the tender offer after giving pro forma effect to the purchase of shares in the tender offer. Upon any adjustment of the Exercise Price pursuant to this Section 4.3, the total number of Common Stock purchaseable upon the exercise of this Warrant shall be such number of shares (calculated to the nearest thousandth) purchaseable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. For avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:

Ub = shares underlying this Warrant before the adjustment

Ua = shares underlying this Warrant after the adjustment

Pb = exercise price per share before the adjustment

Pa = exercise price per share after the adjustment

M = Fair Market Value per share of Common Stock as of the last Business Day (or, if applicable, trading day) before the tender offer is announced

E = Excess Tender Amount (the aggregate premium paid in the tender offer) Pr = Premium Per Pro Forma Share

Oa = Shares outstanding after giving effect to tender offer

Pr = E / Oa

Ua = Ub x M / (M – Pr) Pa = Pb x (M – Pr) / M

4.4. Consolidation, Merger or Sale. If any consolidation, merger or similar extraordinary transaction of the Company with another entity, or the sale of all or substantially all of its assets, or any recapitalization or reclassification of the Common Stock, shall be effected (a “Reorganization Event”), and in connection with such Reorganization Event, the Common Stock shall be converted into or exchanged for or become the right to receive cash, securities or other property, then, as a condition of such Reorganization Event, lawful and adequate provisions shall be made by the Company whereby the Holder of this Warrant shall thereafter have the right to purchase and receive on exercise of this Warrant, for an aggregate price equal to the aggregate Exercise Price for all of the Underlying Common Stock underlying this Warrant as in effect immediately before such transaction (subject to adjustment thereafter as contemplated by the succeeding sentence), the same kind and amount of cash, securities or other property as it would have had the right to receive if it had exercised this Warrant immediately before such transaction and been entitled to participate therein. In the event of any such Reorganization Event, the Company shall make appropriate provision to ensure that applicable provisions of this Warrant (including, without limitation, the provisions of this Article 4) shall thereafter be binding on the other party to such transaction (or the successor in such transaction) and applicable to any securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any such Reorganization Event unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Reorganization Event or the entity purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holder of this Warrant, executed and mailed or delivered to the Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver the cash, securities or property deliverable upon exercise of this Warrant. The Company shall notify the Holder of this Warrant of any such proposed Reorganization Event reasonably prior to the consummation thereof so as to provide such Holder with a reasonable opportunity prior to such consummation to exercise this Warrant in accordance with the terms and conditions hereof; provided, however, that in the case of a transaction which requires notice to be given to the holders of Common Stock of the Company, the Holder of this Warrant shall be provided the same notice given to the holders of other Common Stock of the Company.

4.5. Securities Issuances.

(a) If the Company shall issue:

(i) any additional Common Stock, or rights or options to acquire any such Common Stock, or securities convertible or exchangeable into any Common Stock in connection with the Company raising additional equity capital for cash (an “Equity Issuance”), including the issuance of any Common Stock upon exercise of any warrants issued in connection with the closing of any Equity Issuance; or

(ii) any additional Common Stock, or rights or options to acquire any such Common Stock, or securities convertible or exchangeable into any Common Stock in connection with the acquisition by the Company or any subsidiary of the Company of the securities, assets or business of any other Person (an “Acquisition Issuance”), then, and in either event, the Company shall issue to the Holder of this Warrant at the closing of such Equity Issuance or Acquisition Issuance, an additional warrant (in each case, an “Additional Warrant”), exercisable for twenty percent (20%) of the sum of

(1) the aggregate number Common Stock issued in connection with such Equity Issuance or Acquisition Issuance, plus

(2) the aggregate number of Common Stock issuable after the date of closing such Equity Issuance or Acquisition Issuance in respect of conversions of convertible debt or convertible preferred securities issued in connection with such Equity Issuance or Acquisition Issuance, plus

(3) the aggregate number of Common Stock issuable after the date of closing such Equity Issuance or Acquisition Issuance in respect of the exercise of any warrant, option or right to purchase Common Stock issued in connection with such Equity Issuance or Acquisition Issuance, plus

(4) the aggregate number of shares of underlying Common Stock issuable upon exercise of such Additional Warrant.

The exercise price for such Additional Warrant (or portion thereto) shall be equal to the Effective Issuance Price for such Equity Issuance or Acquisition Issuance.

(b) For purposes of this Warrant, “Qualifying Employee Stock” means (i) rights and options issued in the ordinary course of business under employee benefits plans and any Common Stock issued after the date hereof upon exercise of such rights and options and (ii) restricted stock and restricted stock units issued after the date hereof in the ordinary course of business under employee benefit plans and Common Stock issued after the date hereof in settlement of any such restricted stock units.

4.6. Full-Ratchet Adjustment for Lower Revaluations. In the case of (a) any issuance of Common Stock, rights or options to acquire Common Stock or securities convertible or exchangeable into, or exercisable for Common Stock (other than (i) Qualifying Employee Stock and (ii) Common Stock underlying rights or options to acquire Common Stock or securities convertible or exchangeable into Common Stock, in each case that are issued and outstanding on the date hereof), or (b) the amendment to or change in the exercise, conversion or exchange price of such securities, in each case for an Effective Issuance Price lower than the Exercise Price (in each case, other than issuances, amendments or changes covered by Section 4.1, 4.2, 4.3 or 4.4), the Exercise Price for this Warrant and the Exercise Price for all additional Warrants issued pursuant to Section 4.5 shall be further reduced to an amount equal to the Effective Issuance Price.

As used herein, the “Effective Issuance Price” shall be:

(i) with respect to Common Stock issued for cash the per share amount of the net cash proceeds received by the Company for such Common Stock;

(ii) with respect to Common Stock issued for other consideration, the Fair Market Value of the net consideration calculated on a per share basis;

(iii) with respect to any option, warrant or other right to acquire Common Stock, whether direct or indirect and whether or not conditional or contingent, the sum of (A) the Fair Market Value of the aggregate consideration, if any, received by the Company for the issuance of such option, warrant or right divided by the number of Common Stock into which such option, warrant or right is exercisable at time of issuance, plus (b) the per share amount of the exercise price to the extent paid in cash and per share Fair Market Value of the exercise price if paid in other consideration; and

(iv) with respect to securities convertible or exchangeable into Common Stock, the net consideration per security paid for such securities (to the extent paid in cash) or the net Fair Market Value of the consideration per security paid for such securities if the price for such securities is paid in other consideration, as of the date of their issuance divided by the number of Common Stock for which such securities are convertible or exchangeable.

For the avoidance of doubt, the Exercise Price of this Warrant shall in no event be increased pursuant to this Section 4.6.

4.7. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. Instead, the Company shall pay to the Holder, in lieu of issuing any fractional share, a sum in cash equal to such fraction multiplied by the Fair Market Value of a share of Common Stock, as determined by the Company’s Chief Executive Officer, Chief Financial Officer or Board, on the Business Day or, if applicable, trading day immediately prior to the date of exercise.

4.8. Notice of Adjustment. Prior to the consummation of any transaction, action or other event that would trigger an adjustment (or right to adjustment) under this Section 4, the Company shall mail to the Holder by first class mail, postage prepaid, no later than ten (10) Business Days prior to such consummation notice of such transaction, action or other event, along with reasonable details with respect thereto. Whenever the number of Common Stock or other stock or property issuable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder notice of such adjustment or adjustments and shall deliver a certificate of a firm of independent public accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth the number of Common Stock or other stock or property issuable upon the exercise of this Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

5. WARRANT TRANSFER BOOKS.

The Company shall cause to be kept at its principal office a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of this Warrant Certificate and of transfers or exchanges of this Warrant Certificate as herein provided.

At the option of the Holder, this Warrant Certificate may be exchanged at such office, and upon payment of the charges hereinafter provided. Whenever this Warrant Certificate is so surrendered for exchange, the Company shall execute and deliver the Warrant Certificates that the Holder making the exchange is entitled to receive.

All Warrant Certificates issued upon any registration of transfer or exchange of this Warrant Certificate shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits, as the Warrant Certificate surrendered for such registration of transfer or exchange.

If this Warrant Certificate is surrendered for registration of transfer or exchange it shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder hereof or his attorney duly authorized in writing.

No service charge shall be made to the Holder for any registration of transfer or exchange of this Warrant Certificate. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of this Warrant Certificate.

The Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when this Warrant Certificate shall have been so endorsed, the Holder hereof may be treated by the Company and all other persons dealing therewith as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company, any notice to the contrary notwithstanding; but until such transfer on such register, the Company shall treat the registered Holder hereof as the owner for all purposes. No such transfer shall be registered until the Company has been supplied with the aforementioned instruments of transfer and any other such documentation as the Company may reasonably require.

6. WARRANT HOLDER.

6.1. Right of Action. All rights of action in respect of this Warrant are vested in the Holder hereof, and the Holder, without the consent of the Company, may, on such Holder’s own behalf and for such Holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s right to exercise or exchange this Warrant in the manner provided herein or any other obligation of the Company under this Warrant.

7. COVENANTS.

7.1. Reservation of Common Stock for Issuance on Exercise of Warrants. The Company covenants that it will at all times reserve and keep available, free from pre- emptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issue upon exercise of this Warrant as herein provided, such number of Common Stock as shall then be issuable upon the exercise of all Warrants issuable hereunder plus such number of Common Stock as shall then be issuable upon the exercise of other outstanding warrants, options and rights (whether or not vested), the settlement of any forward sale, swap or other derivative contract, and the conversion of all outstanding convertible securities or other instruments convertible into Common Stock or rights to acquire Common Stock. The Company covenants that all Common Stock which shall be issuable shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

7.2. Notice of Dividends. At any time when the Company declares any dividend on its Common Stock, it shall give notice to the Holder of this Warrant of any such declaration not less than 15 days prior to the related record date for payment of the dividend so declared.

8. MISCELLANEOUS.

8.1. Payment of Taxes. The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of this Warrant or in respect of the issuance or delivery by the Company of any securities upon exercise of this Warrant with respect thereto. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Common Stock or other securities underlying this Warrant or payment of cash to any Person other than the Holder of this Warrant Certificate surrendered upon the exercise or purchase of this Warrant, and in case of such transfer or payment, the Company shall not be required to issue any stock certificate to pay any cash until such tax or charge has been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due. The Company and the Holder agree that the issuance and exercise of this Warrant is a capital transaction and not a compensatory transaction, and any Holder who is not a U.S. person for U.S. federal income tax purposes hereby represents that the Common Stock would, if owned by such Holder, be capital assets in its hands for U.S. Federal income tax purposes.

8.2. Surrender of Certificates. Any Warrant Certificate surrendered for exercise or purchase shall, if surrendered to the Company, be promptly cancelled and destroyed and shall not be reissued by the Company.

8.3. Mutilated, Destroyed, Lost and Stolen Warrant Certificates. If (a) a mutilated Warrant Certificate is surrendered to the Company or (b) the Company receives evidence to its satisfaction of the destruction, loss or theft of the Warrant Certificate, and there is delivered to the Company such appropriate affidavit of loss, applicable processing fee and a corporate bond of indemnity as may be required by it to save it harmless, then, in the absence of notice to the Company that the Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for such mutilated Warrant Certificate or in lieu of such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of shares of Underlying Common Stock, if any, with respect to which this Warrant shall not then have been exercised.

Upon the issuance of any new Warrant Certificate under this Section 8.3, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses in connection therewith.

Any new Warrant Certificate executed and delivered pursuant to this Section 8.3 in lieu of a destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be subject to the same terms as this Warrant.

The provisions of this Section 8.3 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of a mutilated, destroyed lost, or stolen Warrant Certificate.

8.4. Notices. Any notice, demand or delivery authorized by this Warrant shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to the Holder of this Warrant at such Holder’s address shown on the register of the Company and to the Company at its principal address, addressed to the Secretary of the Company, in each case or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

8.6. Applicable Law. This Warrant and all rights arising hereunder shall be governed by the internal laws of the British Virgin Islands.

8.7. Amendments. (a) The Company may from time to time supplement or amend this Warrant without the approval of the Holder in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company may deem necessary or desirable and, in each case, which shall not adversely affect the interests of the Holder.

(b) In addition to the foregoing, with the consent of the Holder, the Company may modify this Warrant for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant or modifying in any manner the rights of the Holder hereunder.

8.8. Headings. The descriptive headings of the several Articles and Sections of this Warrant are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

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IN WITNESS WHEREOF, this Warrant has been duly executed and delivered by Wealth Assurance Holdings Limited, Ltd., by order of its Board of Directors, this __ day of November 2014.

LOGICAL CHOICE CORPORATION

By:
Name:	Sheri Lofgren
Title:	Chief Financial Officer

EXHIBIT A

FORM OF EXERCISE

(To be executed upon exercise of Warrant.)

The undersigned hereby irrevocably elects to exercise the Warrant represented by this Warrant Certificate, to purchase ________ Common Stock, in the form of Common Stock, par value $0.001 per share (“Warrant Shares”), of Wealth Assurance Holdings, Ltd. in accordance with the Warrant Certificate, and in accordance with the terms set forth below.

By checking the appropriate paragraph election, the undersigned hereby exercises the Warrant , as follows:.

________[check if applicable] Having the Company withhold, from the total number of Common Stock that would otherwise be delivered to the undersigned upon such exercise, that lower number of Common Stock issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the last Business Day prior to such exercise equal to a purchase price for such Common Stock that would otherwise be payable by the undersigned upon such exercise based upon the Exercise Price then in effect (a “Cashless Exercise”), or

________[check if applicable] By) payment in full of the Exercise Price then in effect for the shares of Underlying Common Stock as to which this Warrant is submitted for exercise, payable in cash or other same-day funds; or

_______ [check if applicable] The undersigned is electing to receive a cash payment in lieu of Common Stock (and the payment of the Exercise Price) on the terms and conditions specified in the last paragraph of Section 2.4 in the within Warrant Certificate

The undersigned requests that said Warrant Shares be registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Warrant Shares is less than all of the shares of Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated: _____________

Name
(Please Print)

(Insert Social Security
or Other Identifying
Number of Holder)

Address

Signature (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate and must be guaranteed by a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Warrant Holder).

EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:

Names of Assignees	Address	Social Security or other Identifying Number of Assignee(s)	Number of Shares Represented by the Portion of this Warrant to be Assigned and does hereby irrevocably constitute and appoint ________________ the undersigned’s attorney to make such transfer on the books of _______________ maintained for that purpose, with full power of substitution in the premises.

Date: _______________

*

(Signature of Owner)

(Street Address)

(City)	(State)	(Zip Code)

Signature Guaranteed By:

*	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Company.